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                                                                     Exhibit 5.1


     BOSTON                 LATHAM & WATKINS                      NEW YORK
    CHICAGO                 ATTORNEYS AT LAW                  NORTHERN VIRGINIA
   FRANKFURT                  www.lw.com                        ORANGE COUNTY
    HAMBURG                                                         PARIS
   HONG KONG                ---------------                       SAN DIEGO
    LONDON                                                      SAN FRANCISCO
  LOS ANGELES                                                   SILICON VALLEY
    MOSCOW                                                        SINGAPORE
   NEW JERSEY                                                       TOKYO
                                                               WASHINGTON, D.C.


                                January 29, 2002


Cogent Communications Group, Inc.
1015 31st Street, NW
Washington, DC 20007

                  Re:   Cogent Communications Group, Inc. (the "Company")
                        -------------------------------------------------
                        Registration Statement on Form S-1
                        ----------------------------------

Ladies and Gentlemen:

                  You have asked us to provide to you a legal opinion in connection with the registration for the resale of 244,827 shares (the "Shares") of common stock of the Company, par value $0.001 per share ("Common Stock"), under the Securities Act of 1933, as amended (the "Act") on Form S-1 filed with the Securities and Exchange Commission (the "Commission") on the date hereof.

                  The Registration Statement discloses that the Shares will be issued upon conversion of the 7.5% convertible subordinated notes due 2007 (the "Notes") of Allied Riser Communications Corporation ("Allied Riser") a subsidiary of the Company following a merger of a wholly owned subsidiary of the Company with and into Allied Riser as described in the Registration Statement.

                  In our capacity as your counsel in connection with such registration, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

                  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

                  We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware (the "DGCL"), and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

                  Subject to the foregoing, it is our opinion that upon conversion of the Notes and issuance and delivery of the Shares in accordance therewith, the Shares will be duly authorized, validly issued, fully paid and nonassessable.




--------------------------------------------------------------------------------
       555 Eleventh Street, N.W., Suite 1000 o Washington, D.C. 20004-1304
                 TELEPHONE: (202) 637-2200 o FAX: (202) 637-2201


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Latham & Watkins


  Cogent Communications Group, Inc.
  January 29, 2002
  Page 2

                  We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Registration Statement under the heading "Legal Matters."

                                                     Very truly yours,

                                                     /s/ Latham & Watkins